As filed with the U.S. Securities and Exchange Commission on June 6, 2016

Registration No. 333-209940

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

Amendment No. 5

to

FORM S-1

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Atkore International Group Inc.

(Exact Name of Registrant as Specified in its Charter)

Delaware	3699	90-0631463
(State or Other Jurisdiction of Incorporation or Organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

16100 South Lathrop Avenue

Harvey, Illinois 60426

(708) 339-1610

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Daniel S. Kelly, Esq.

Vice President—General Counsel and Secretary

Atkore International Group Inc.

16100 South Lathrop Avenue

Harvey, Illinois 60426

(708) 339-1610

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Paul M. Rodel, Esq. Debevoise & Plimpton LLP 919 Third Avenue New York, New York 10022 (212) 909-6000	Marc D. Jaffe, Esq. Wesley C. Holmes, Esq. Latham & Watkins LLP 885 Third Avenue New York, New York 10022 (212) 906-1200

Approximate date of commencement of proposed sale of the securities to the public: As soon as practicable after this registration statement becomes effective.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box.  ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer,” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☒ (Do not check if a smaller reporting company)	Smaller reporting company	☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered(1)	Proposed Maximum Aggregate Offering Price Per Share(1)(2)	Proposed Maximum Aggregate Offering Price(1)(2)	Amount of Registration Fee(3)
Common Stock, par value $0.01 per share	13,800,000	$22.00	$303,600,000	$30,573

(1)	Includes shares/offering price of shares that may be sold upon exercise of the underwriters’ option to purchase additional shares.
(2)	This amount represents the proposed maximum aggregate offering price of the securities registered hereunder. These figures are estimated solely for the purpose of calculating the amount of the registration fee pursuant to Rule 457(a) under the Securities Act of 1933, as amended.
(3)	Previously paid.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the U.S. Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

EXPLANATORY NOTE

This Amendment No. 5 (the “Amendment”) to the Registration Statement on Form S-1 (File No. 333-209940) (the “Registration Statement”) of Atkore International Group Inc. is being filed solely for the purpose of filing Exhibits 1.1 and 5.1 and updating Item 16(a) (Index to Exhibits) of Part II of the Registration Statement. Accordingly, the Amendment consists solely of the facing page, this explanatory note, Part II of the Registration Statement, the signatures, the index to exhibits and the filed exhibits and is not intended to amend or delete any part of the Registration Statement except as specifically noted herein.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 13.	Other Expenses of Issuance and Distribution.

The following table sets forth the estimated expenses payable by us in connection with the sale and distribution of the securities registered hereby, other than underwriting discounts or commissions. All amounts are estimates except for the SEC registration fee and the FINRA filing fee.

SEC Registration Fee	$30,573
FINRA Filing Fee	46,040
NYSE Listing Fee	250,000
Printing Fees and Expenses	550,000
Accounting Fees and Expenses	2,100,000
Legal Fees and Expenses	2,700,000
Blue Sky Fees and Expenses	15,000
Transfer Agent Fees and Expenses	10,000
Miscellaneous	798,387

Total:	$6,500,000

Item 14.	Indemnification of Directors and Officers.

Atkore International Group Inc. is incorporated under the laws of the State of Delaware.

Section 145(a) of the DGCL provides that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with such action, suit or proceeding if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe the person’s conduct was unlawful.

Section 145(b) of the DGCL provides that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees) actually and reasonably incurred by the person in connection with the defense or settlement of such action or suit if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Delaware Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all of the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Delaware Court of Chancery or such other court shall deem proper.

Section 145(c) of the DGCL provides that to the extent that a present or former director or officer of a corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in subsections (a) and (b) of Section 145 of the DGCL, or in defense of any claim, issue or matter therein, such person shall be indemnified against expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection therewith.

Section 145(e) of the DGCL provides that expenses (including attorneys’ fees) incurred by an officer or director of the corporation in defending any civil, criminal, administrative or investigative action, suit or proceeding may be paid by the corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if it shall ultimately be determined that such person is not entitled to be indemnified by the corporation as authorized in Section 145 of the DGCL. Such expenses, including attorneys’ fees, incurred by former directors and officers or other employees and agents of the corporation or by persons serving at the request of the corporation as directors, officers, employees or agents of another corporation, partnership, joint venture, trust or other enterprise may be so paid upon such terms and conditions, if any, as the corporation deems appropriate.

Section 145(g) of the DGCL specifically allows a Delaware corporation to purchase liability insurance on behalf of its directors and officers and to insure against potential liability of such directors and officers regardless of whether the corporation would have the power to indemnify such directors and officers under Section 145 of the DGCL.

Section 102(b)(7) of the DGCL permits a Delaware corporation to include a provision in its certificate of incorporation eliminating or limiting the personal liability of directors to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director. This provision, however, may not eliminate or limit a director’s liability (1) for breach of the director’s duty of loyalty to the corporation or its stockholders, (2) for acts or omissions not in good faith or involving intentional misconduct or a knowing violation of law, (3) under Section 174 of the DGCL, which provides for liability of directors for unlawful payments of dividends or unlawful stock purchases or redemptions, or (4) for any transaction from which the director derived an improper personal benefit.

Section 174 of the DGCL provides, among other things, that a director who willfully and negligently approves of an unlawful payment of dividends or an unlawful stock purchase or redemption may be held liable for such actions. A director who was either absent when the unlawful actions were approved or dissented at the time may avoid liability by causing his or her dissent to such actions to be entered in the books containing the minutes of the meetings of the board of directors at the time the action occurred or immediately after the absent director receives notice of the unlawful acts.

Our Second Amended and Restated Certificate of Incorporation will contain provisions permitted under the DGCL relating to the liability of directors. These provisions will eliminate a director’s personal liability for monetary damages resulting from a breach of fiduciary duty, except in circumstances involving:

•	any breach of the director’s duty of loyalty;

•	acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of the law;

•	under Section 174 of the DGCL (unlawful dividends); or

•	any transaction from which the director derives an improper personal benefit.

Our Second Amended and Restated Certificate of Incorporation and our Second Amended and Restated By-laws will require us to indemnify and advance expenses to our directors and officers to the fullest extent not prohibited by the DGCL and other applicable law, except in the case of a proceeding instituted by the director without the approval of our board of directors. Our Second Amended and Restated Certificate of Incorporation and our Second Amended and Restated By-laws will provide that we are required to indemnify our directors and officers, to the fullest extent permitted by law, for all judgments, fines, settlements, legal fees and other expenses incurred in connection with pending or threatened legal proceedings because of the director’s or officer’s positions with us or another entity that the director or officer serves at our request, subject to various conditions, and to advance funds to our directors and officers to enable them to defend against such proceedings. To receive indemnification, the director or officer must have been successful in the legal proceeding or have acted in good faith and in what was reasonably believed to be a lawful manner in our best interest and, with respect to any criminal proceeding, had no reasonable cause to believe his or her conduct was unlawful.

Indemnification Agreements

Atkore, AIH and AII are parties to an indemnification agreement with CD&R, the CD&R Investor and the CD&R Affiliates, referred to collectively as the CD&R Entities, pursuant to which Atkore, AIH and AII, subject to certain limitations, jointly and severally agreed to indemnify the CD&R Entities and their affiliates, directors, officers, partners, members, employees, agents, representatives and controlling persons, against certain liabilities arising out of performance of the consulting agreement described above under “Certain Relationships and Related Party Transactions—Consulting Agreement” and certain other claims and liabilities, including liabilities arising out of financing arrangements and securities offerings.

Prior to the completion of this offering, we will enter into indemnification agreements with our directors. The indemnification agreements will provide the directors with contractual rights to the indemnification and expense advancement rights provided under our amended and restated by-laws, as well as contractual rights to additional indemnification as provided in the indemnification agreements.

The indemnification agreements will provide for the advancement or payment of all expenses to the indemnitee and for reimbursement to us if it is found that such indemnitee is not entitled to such indemnification under applicable law and our amended and restated certificate of incorporation and amended and restated by-laws.

Directors’ and Officers’ Liability Insurance

Prior to the completion of this offering, we will have obtained directors’ and officers’ liability insurance that insures against certain liabilities that our directors and officers and the directors and officers of our subsidiaries may, in such capacities, incur.

Item 15.	Recent Sales of Unregistered Securities.

In May 2013, we issued 61,650 shares of our common stock to current and former employees in exchange for $450,000 in cash.

In October 2013, we issued 13,700 shares of our common stock to a current employee in exchange for $100,000 in cash.

In November 2013, we issued 5,285 shares of our common stock to current and former employees in exchange for $38,580 in cash.

In December 2013, we issued 2,234 shares of our common stock to current and former employees in exchange for $16,310 in cash.

In February 2014, we issued 13,700 shares of our common stock to a current employee in exchange for $100,000 in cash.

In May 2014, we issued 46,346 shares of our common stock to current employees in exchange for $422,863 in cash.

In May 2014, we issued 71,103 shares of our common stock to certain former employees upon exercise of vested options at a purchase price of $9.12 per share.

In July 2014, we issued 11,508 shares of our common stock to certain former employees upon exercise of vested options at a purchase price of $9.12 per share.

In August 2014, we issued 7,664 shares of our common stock to certain former employees upon exercise of vested options at a purchase price of $9.12 per share.

In September 2014, we issued 23,997 shares of our common stock to certain former employees upon exercise of vested options at a purchase price of $9.12 per share.

In October 2014, we issued 53,774 shares of our common stock to certain former employees upon exercise of vested options at a purchase price of $9.12 per share.

In December 2014, we issued 2,822 shares of our common stock to current employees in exchange for $25,750 in cash.

In January 2015, we issued 33,565 shares of our common stock to certain former employees upon exercise of vested options at a purchase price of $9.12 per share.

In March 2015, we issued 4,110 shares of our common stock to certain former employees upon exercise of vested options at a purchase price of $9.12 per share.

In April 2015, we issued 155,706 shares of our common stock to certain former employees upon exercise of vested options at a purchase price of $9.12 per share.

In April 2015, we issued 10,960 restricted stock units to an outside director with a value of $9.12 per unit.

In May 2015, we issued 20,094 shares of our common stock to certain former employees upon exercise of vested options at a purchase price of $9.12 per share.

In July 2015, we issued 191,755 shares of our common stock to certain former employees upon exercise of vested options at a purchase price of $9.12 per share.

In September 2015, we issued 4,110 shares of our common stock to certain former employees upon exercise of vested options at a purchase price of $9.12 per share.

In October 2015, we issued 5,138 shares of our common stock to certain former employees upon exercise of vested options at a purchase price of $9.12 per share.

In November 2015, we issued 2,055 shares of our common stock to certain former employees upon exercise of vested options at a purchase price of $9.12 per share.

In December 2015, we issued 2,778 shares of our common stock to current employees in exchange for $25,350 in cash.

In December 2015, we issued 22,834 restricted stock units to 3 outside directors with a value of $13.14 per unit.

In January 2016, we issued 5,138 shares of our common stock to certain former employees upon exercise of vested options at a purchase price of $13.14 per share.

In January 2016, we issued 2,152 shares of our common stock to a current employee in exchange for $28,278 in cash.

The sales of the above securities were deemed to be exempt from registration under the Securities Act in reliance upon Section 4(2) of the Securities Act or Regulation D or Rule 701 promulgated thereunder, as transactions by an issuer not involving any public offering or pursuant to benefit plans and contracts relating to compensation as provided under Rule 701.

There were no underwriters employed in connection with any of the transactions set forth in this Item 15.

Item 16.	Exhibits and Financial Statement Schedules.

The Exhibits to this Registration Statement on Form S-1 are listed in the Exhibit Index that follows the signature pages to this Registration Statement and is herein incorporated by reference.

Financial Statement Schedules

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Stockholders of

Atkore International Group Inc.

Harvey, Illinois

We have audited the consolidated financial statements of Atkore International Group Inc. and subsidiaries (the “Company”) as of September 25, 2015 and September 26, 2014, and for each of the three years in the period ended September 25, 2015, and have issued our report thereon dated March 4, 2016 (included elsewhere in this Registration Statement). Our audits also included the financial statement schedules of the Company listed in Item 16 of this Registration Statement. These financial statement schedules are the responsibility of the Company’s management. Our responsibility is to express an opinion based on our audits. In our opinion, such financial statement schedules, when considered in relation to the basic consolidated financial statements taken as a whole, present fairly, in all material respects, the information set forth therein.

/s/ DELOITTE & TOUCHE LLP

Chicago, Illinois

March 4, 2016 (May 31, 2016 as to the effects of the stock split described in Note 4)

SCHEDULE I

ATKORE INTERNATIONAL GROUP INC. (PARENT)

CONDENSED FINANCIAL INFORMATION

CONDENSED BALANCE SHEETS

(In thousands, except share and per share amounts)	September 25, 2015	September 26, 2014
Assets
Investment in subsidiary	$156,277	$176,469

Total Assets	156,277	176,469

Liabilities and Equity
Total Liabilities	$—	$—

Equity:
Common stock, $0.01 par value-authorized, 1,000,000,000 shares; 62,453,437 and 62,544,773 shares outstanding, respectively	626	626
Additional paid-in capital	352,505	352,457
Treasury stock, held at cost, 260,900 and 164,236 shares, respectively	(2,580)	(1,698)
Accumulated deficit	(173,241)	(168,286)
Accumulated other comprehensive loss	(21,033)	(6,630)

Total Equity	156,277	176,469

Total Liabilities and Equity	$156,277	$176,469

See accompanying Notes to Condensed Financial Statements.

SCHEDULE I

ATKORE INTERNATIONAL GROUP INC. (PARENT)

CONDENSED FINANCIAL INFORMATION

CONDENSED STATEMENTS OF OPERATIONS

	For the Year Ended
(in thousands)	September 25, 2015	September 26, 2014	September 27, 2013
Equity in net loss of subsidiary	(4,955)	(73,948)	(61,235)
Net loss	(4,955)	(73,948)	(61,235)

Other comprehensive income (loss) of subsidiary, net of tax	(14,403)	(4,232)	25,701

Comprehensive loss	$(19,358)	$(78,180)	$(35,534)

See accompanying Notes to Condensed Financial Statements.

SCHEDULE I

ATKORE INTERNATIONAL GROUP INC. (PARENT)

CONDENSED FINANCIAL INFORMATION

CONDENSED STATEMENTS OF CASH FLOWS

	For the Year Ended
(in thousands)	September 25, 2015	September 26, 2014	September 27, 2013
Cash Flows from Operating Activities:
Net cash provided by operating activities	$—	$—	$—

Cash Flows from Investing Activities:
Distribution received from subsidiary	882	252,765	253
Distribution paid to subsidiary	(49)	(674)	(587)
Net cash provided by (used in) investing activities	—	—	—

	833	252,091	(334)
Cash Flows from Financing Activities:
Issuance of common shares	49	674	587
Repurchase of common shares	(882)	(252,765)	(253)

Net cash (used in) provided by financing activities	(833)	(252,091)	334

Net change in cash and cash equivalents	—	—	—

Cash and cash equivalents:
Beginning	—	—	—

Ending	$—	$—	$—

See accompanying Notes to Condensed Financial Statements.

SCHEDULE I

ATKORE INTERNATIONAL GROUP INC. (PARENT)

CONDENSED FINANCIAL INFORMATION

NOTES TO CONDENSED FINANCIAL STATEMENTS

(amounts in thousands)

1. Description of Atkore International Group Inc.

Atkore International Group Inc. (the “Company,” “Parent” or “Atkore”) was incorporated in the State of Delaware on November 4, 2010. The Company owns 100% of Atkore International Holdings Inc. (“AIH”), which is sole owner of Atkore International, Inc. (“AII”). Prior to the transactions described below, all of the capital stock of AII was owned by Tyco International Ltd. (“Tyco”). The business of AII was operated as the Tyco Electrical and Metal Products (“TEMP”) business of Tyco. Atkore was initially formed by Tyco as a holding company to hold ownership of TEMP.

On November 9, 2010, Tyco announced that it had entered into an agreement to sell a majority interest in TEMP to CD&R Allied Holdings, L.P. (the “CD&R Investor), an affiliate of the private equity firm Clayton Dubilier & Rice, LLC (“CD&R”). On December 22, 2010, the transaction was completed and CD&R acquired shares of a newly created class of cumulative convertible preferred stock (the “Preferred Stock”) of the Company. The Preferred Stock initially represented 51% of the Company’s outstanding capital stock (on an as-converted basis). On December 22, 2010, the Company also issued common stock (the “Common Stock”) to Tyco’s wholly owned subsidiary, Tyco International Holding S.à.r.l. (“Tyco Seller”), that initially represented the remaining 49% of the Company’s outstanding capital stock. Subsequent to December 22, 2010, the Company has operated as an independent, stand-alone entity.

On March 6, 2014, the Company entered into a non-binding letter of intent with Tyco for the acquisition of 40,278 shares of Common Stock held by Tyco Seller. On April 9, 2014, the Company paid $250,000 to Tyco Seller to redeem the shares, which were subsequently retired. The Company paid $2,000 of expenses related to the share redemption.

In a separate transaction on the same date, the CD&R Investor converted its Preferred Stock and accumulated Preferred Dividends into Common Stock. As of September 26, 2014, Common Stock is the Company’s sole issued and outstanding class of equity securities.

The Parent has no significant operations or assets other than its indirect ownership of the equity of AII. Accordingly, the Parent is dependent upon distributions from AII to fund its obligations. However, under the terms of the agreements governing AII’s borrowings, AII’s ability to pay dividends or lend to Atkore Holding or the Parent, is restricted. While certain exceptions to the paying dividends or lending funds restrictions exist, these restrictions have resulted in the restricted net assets (as defined in Rule 4-08(e)(3) of Regulation S-X) of the Company’s subsidiaries exceeding 25% of the consolidated net assets of the Company and its subsidiaries. Atkore Holding has no obligations to pay dividends to the Parent except to pay specified amounts to Parent in order to fund the payment of the Parent’s tax obligations.

2. Basis of Presentation

The accompanying condensed Parent only financial statements are required in accordance with Rule 4-08(e)(3) of Regulation S-X. The financial statements include the amounts of the Parent and its investment in its subsidiaries under the equity method, and does not present the financial statements of the Parent and its subsidiaries on a consolidated basis. Under the equity method, investment in its subsidiaries is stated at cost plus contributions and equity in undistributed income (loss) of subsidiary less distributions received since the date of acquisition. These condensed Parent only financial statements should be read in conjunction with the Atkore International Group, Inc. consolidated financial statements and their accompanying notes.

3. Dividends and Distributions from Subsidiaries

The Company received distributions of $882, $252,765, and $253 from its subsidiaries for the years ended September 25, 2015, September 26, 2014 and September 27, 2013, respectively. The distributions received were used to repurchase shares of the Company’s Common Stock. These dividends were permissible under an exception to the net asset restrictions of the agreements governing AII’s borrowings, which allow for dividend payments from AII to AIH or the Parent for the purpose of repurchasing shares of Parent’s Common Stock.

4. Common Stock Split

On May 27, 2016, the Company filed a Certificate of Amendment to amend and restate the Company’s Certificate of Incorporation in the State of Delaware, effecting a 1.37-for-1 common stock split. All applicable share data, per share amounts and related information in the consolidated financial statements and notes thereto have been adjusted retroactively to give effect to the 1.37-for-1 common stock split.

SCHEDULE II

ATKORE INTERNATIONAL GROUP INC.

VALUATION AND QUALIFYING ACCOUNTS

(in thousands)	Balance at Beginning of Year	Additions Charged to Income	Write offs and Other	Balance at End of Year
Allowance for Doubtful Accounts:
For the Year Ended September 25, 2015	$1,986	$(560)	$(253)	$1,173
For the Year Ended September 26, 2014	$3,184	$(616)	$(582)	$1,986
For the Year Ended September 27, 2013	$2,912	$552	$(280)	$3,184

Deferred Tax Valuation Allowance:
For the Year Ended September 25, 2015	$7,708	$1,107	$(1,283)	$7,532
For the Year Ended September 26, 2014	$8,346	$548	$(1,186)	$7,708
For the Year Ended September 27, 2013	$5,325	$3,409	$(388)	$8,346

Item 17.	Undertakings.

(a)	The undersigned registrant hereby undertakes to provide to the underwriters at the closing specified in the underwriting agreements certificates in such denominations and registered in such names as required by the underwriters to permit prompt delivery to each purchaser.

(b)	Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended, or the “Securities Act,” may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the United States Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

(c)	The undersigned registrant hereby undertakes that:

(1)	For purposes of determining any liability under the Securities Act, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

(2)	For the purpose of determining any liability under the Securities Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, Atkore International Group Inc. has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Harvey, State of Illinois, on June 6, 2016.

ATKORE INTERNATIONAL GROUP INC.

By:	/s/ Daniel S. Kelly
Name: Daniel S. Kelly
Title: Vice President, General Counsel and Secretary

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed on June 6, 2016 by the following persons in the capacities indicated.

Signature		Title

* Philip W. Knisely		Director and Chairman of the Board

* John P. Williamson		President and Chief Executive Officer, Director (Principal Executive Officer)

* James A. Mallak		Vice President and Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)

* James G. Berges		Director

* Jeri L. Isbell		Director

* Scott H. Muse		Director

* Nathan K. Sleeper		Director

* William VanArsdale		Director

* A. Mark Zeffiro		Director

* Jonathan L. Zrebiec		Director

*By:	/s/ Daniel S. Kelly Daniel S. Kelly as Attorney-in-Fact

S-1

EXHIBIT INDEX

Note Regarding Reliance on Statements in Our Contracts: In reviewing the agreements included as exhibits to this Registration Statement on Form S-1, please remember that they are included to provide you with information regarding their terms. The agreements contain representations and warranties by each of the parties to the applicable agreement. These representations and warranties were made for the benefit of the other parties to the applicable agreement and (i) were not intended to be treated as categorical statements of fact, but rather as a way of allocating the risk to one of the parties if those statements prove to be inaccurate; (ii) may have been qualified in such agreement by disclosures that were made to the other party in connection with the negotiation of the applicable agreement; (iii) may apply contract standards of “materiality” that are different from “materiality” under applicable securities laws; and (iv) were made only as of the date of the applicable agreement or such other date or dates as may be specified in the agreement and are subject to more recent developments. Additional information about Atkore International Group Inc., its subsidiaries and affiliates may be found elsewhere in this Registration Statement on Form S-1.

Exhibit Number	Exhibit Description

1.1*	Form of Underwriting Agreement.

2.1	Investment Agreement, dated as of November 9, 2010, by and among CD&R Allied Holdings, L.P., Tyco International Ltd., Tyco International Holding S.à.r.l. and Atkore International Group Inc., incorporated by reference from Exhibit 2.1 to AIH’s Registration Statement on Form S-4 filed on June 3, 2011.

2.4	Share Purchase Agreement, dated as of August 26, 2013, by and among Atkore International Indústria e Comércio de Aço e Materiais Elétricos Ltda., Panatlântica S.A., Allied Switzerland GmbH and Atkore International Inc., incorporated by reference from Exhibit 2.1 to AIH’s Current Report on Form 8-K filed on September 27, 2013.

2.4.1	First Amendment, dated September 23, 2013, to Share Purchase Agreement, dated as of August 26, 2013, by and among Atkore International Indústria e Comércio de Aço e Materiais Elétricos Ltda., Panatlântica S.A., Allied Switzerland GmbH and Atkore International Inc., incorporated by reference from Exhibit 2.2 to AIH’s Current Report on Form 8-K filed on September 27, 2013.

2.5	Asset Purchase Agreement, dated September 13, 2013, by and among Heritage Plastics, Inc., Heritage Plastics Central, Inc., Heritage Plastics West, Inc., each shareholder of the foregoing companies and Atkore Plastic Pipe Corporation, incorporated by reference from Exhibit 2.1 to AIH’s Current Report on Form 8-K filed on September 18, 2013.

2.6	Asset Purchase Agreement, dated September 13, 2013, by and among Liberty Plastics, LLC, each member of Liberty Plastics, LLC and Atkore Plastic Pipe Corporation, incorporated by reference from Exhibit 2.2 to the AIH’s Current Report on Form 8-K filed on September 18, 2013.

2.7**	Stock Redemption Agreement, dated as of April 9, 2014, by and among Tyco International Holding S.à.r.l., Atkore International Group Inc. and CD&R Allied Holdings, L.P.

3.1.1**	Amended and Restated Certificate of Incorporation of Atkore International Group Inc.

3.1.2**	Certificate of Amendment of Amended and Restated Certificate of Incorporation of Atkore International Group Inc.

3.2**	Form of Second Amended and Restated Certificate of Incorporation of Atkore International Group Inc.

Exhibit Number	Exhibit Description

3.3**	Amended and Restated By-Laws of Atkore International Group Inc.

3.4**	Form of Second Amended and Restated By-Laws of Atkore International Group Inc.

4.1**	Form of Common Stock Certificate.

5.1*	Opinion of Debevoise & Plimpton LLP.

10.1	Credit Agreement, dated as of December 22, 2010, among Atkore International, Inc., the subsidiary borrowers from time to time party thereto, the several banks and other financial institutions from time to time party thereto, UBS AG, Stamford Branch, as an issuing lender, as administrative agent for the lenders thereunder and as collateral agent for the Secured Parties and the Issuing Lenders, Deutsche Bank AG New York Branch, as co-collateral agent and UBS Loan Finance LLC, as swingline lender, incorporated by reference from Exhibit 10.6 to AIH’s Registration Statement on Form S-4/A filed on August 12, 2011.

10.1.1**	First Amendment to Credit Agreement, dated as of February 3, 2011, among Atkore International, Inc., the subsidiary borrowers, the several banks and other financial institutions from time to time parties thereto, UBS AG, Stamford Branch, as an issuing lender, as administrative agent for the lenders and as collateral agent for the secured parties, DeutscheBank AG New York Branch, as co-collateral agent, and UBS Loan Finance LLC, as Swingline Lender.

10.1.2**	Second Amendment to Credit Agreement and First Amendment to and Reaffirmation of Guarantee and Collateral Agreement, dated as of October 23, 2013, among Atkore International, Inc., the subsidiary borrowers, the several banks and other financial institutions from time to time parties thereto, UBS AG, Stamford Branch, as an issuing lender, as administrative agent for the Lenders and as collateral agent for the secured parties, DeutscheBank AG New York Branch, as co-collateral agent, and UBS Loan Finance LLC, as Swingline Lender.

10.1.3**	Third Amendment to Credit Agreement, dated as of April 9, 2014, among Atkore International, Inc., the Persons party thereto and identified on the signature pages as a guarantor, the several banks and other financial institutions from time to time parties thereto, UBS AG, Stamford Branch, as an issuing lender, as administrative agent for the Lenders and as collateral agent for the secured parties, and Deutsche Bank AG New York Branch, as co-collateral agent.

10.1.4**	Additional Lender Joinder Agreement, dated as of December 17, 2014, by and among PNC Bank, National Association, The Huntington National Bank, Citizens Bank, National Association and JPMorgan Chase Bank, N.A., Atkore International, Inc., the subsidiary borrowers from time to time party to the Credit Agreement and UBS AG, Stamford Branch, as administrative agent.

10.1.5**	Fourth Amendment to Credit Agreement, dated as of November 12, 2015, among Atkore International, Inc., the several banks and other financial institutions from time to time parties thereto, UBS AG, Stamford Branch, as an issuing lender, as administrative agent for the lenders and as collateral agent for the secured parties, and Deutsche Bank AG New York Branch, as co-collateral agent.

10.2**	First Lien Credit Agreement, dated as of April 9, 2014, among Atkore International, Inc., the several banks and other financial institutions from time to time party thereto, and Deutsche Bank AG New York Branch, as administrative agent for the lenders thereunder and as collateral agent for the secured parties.

10.2.1**	Amendment No. 1 to First Lien Credit Agreement, dated as of October 14, 2015, among Atkore International, Inc. and Deutsche Bank AG New York Branch, as administrative agent.

10.3**	Second Lien Credit Agreement, dated as of April 9, 2014, among Atkore International, Inc., the several banks and other financial institutions from time to time party thereto, and Deutsche Bank AG New York Branch, as administrative agent for the lenders thereunder and as collateral agent for the secured parties.

Exhibit Number	Exhibit Description

10.3.1**	Amendment No. 1 to Second Lien Credit Agreement, dated as of October 14, 2015, among Atkore International, Inc. and Deutsche Bank AG New York Branch, as administrative agent.

10.4	Guarantee and Collateral Agreement, dated as of December 22, 2010 made by Atkore International Holdings Inc., Atkore International, Inc. and certain subsidiary borrowers, in favor of UBS AG, Stamford Branch, as collateral agent and administrative agent for the banks and other financial institutions from time to time parties to the Credit Agreement, incorporated by reference from Exhibit 10.7 to AIH’s Registration Statement on Form S-4/A filed on August 12, 2011.

10.5**	First Lien Guarantee and Collateral Agreement, dated as of April 9, 2014, made by Atkore International Holdings Inc., Atkore International, Inc., and certain subsidiaries of Atkore International, Inc. from time to time party thereto, in favor of Deutsche Bank AG New York Branch, as collateral agent and administrative agent for the banks and other financial institutions from time to time parties to the First Lien Credit Agreement.

10.6**	Second Lien Guarantee and Collateral Agreement, dated as of April 9, 2014, made by Atkore International Holdings Inc., Atkore International, Inc., and certain subsidiaries of Atkore International, Inc. from time to time party thereto, in favor of Deutsche Bank AG New York Branch, as collateral agent and administrative agent for the banks and other financial institutions from time to time parties to the Second Lien Credit Agreement.

10.7	Intercreditor Agreement, dated as of December 22, 2010, between UBS AG, Stamford Branch, in its capacity as collateral agent for the ABL Credit Agreement lenders and Wilmington Trust FSB, in its capacity as collateral agent for the Noteholder Secured Parties, incorporated by reference from Exhibit 10.9 to AIH’s Registration Statement on Form S-4/A filed on August 12, 2011.

10.7.1**	First Amendment and Waiver, dated as of April 9, 2014, to the Intercreditor Agreement, dated as of December 22, 2010, among UBS AG, Stamford Branch, in its capacity as ABL Agent and Deutsche Bank AG New York Branch, in its capacity as Note Agent.

10.8**	Intercreditor Agreement, as of April 9, 2014, by and between Deutsche Bank AG New York Branch, in its capacity as collateral agent for the Original First Lien Secured Parties referred to therein, and Deutsche Bank AG New York Branch, in its capacity as collateral agent for the Original Second Lien Secured Parties referred to therein.

10.9†	Employment Agreement, dated as of May 23, 2011, by and between John Williamson, Atkore International, Inc. and Atkore International Group Inc., incorporated by reference from Exhibit 10.12 to AIH’s Registration Statement on Form S-4 filed on June 3, 2011.

10.10†	Offer Letter, dated December 7, 2011, by and between Atkore International, Inc. and Kevin P. Fitzpatrick, incorporated by reference from Exhibit 10.22 to AIH’s Annual Report on Form 10-K for the year ended September 28, 2012.

10.11†	Offer Letter, dated as of February 17, 2012, by and between Atkore International, Inc. and James A. Mallak, incorporated by reference from Exhibit 10.1 to AIH’s Quarterly Report on Form 10-Q for the quarter ended March 30, 2012.

10.12†**	Offer Letter, dated as of July 15, 2013, by and between Atkore International, Inc. and William E. Waltz.

10.13†**	Offer Letter, dated as of April 22, 2014, by and between Atkore International, Inc. and Michael J. Schulte.

10.14†	Offer Letter, dated as of January 24, 2013, by and between Atkore International Inc. and William Taylor, incorporated by reference from Exhibit 10.26 to AIH’s Annual Report on Form 10-K for the year ended September 27, 2013.

Exhibit Number	Exhibit Description

10.15†**	Severance Agreement, dated November 17, 2014, by and between Atkore International, Inc. and Kevin P. Fitzpatrick.

10.16†**	Severance Agreement, dated November 17, 2014, by and between Atkore International, Inc. and James A. Mallak.

10.17†**	Severance Agreement, dated July 15, 2015, by and between Atkore International, Inc. and William E. Waltz.

10.18†**	Separation Agreement, effective April 17, 2015, by and between Atkore International, Inc. and William Taylor.

10.19†	Severance Policy, dated May 9, 2012, incorporated by reference from Exhibit 10.21 to AIH’s Annual Report on Form 10-K for the year ended September 23, 2012.

10.20†	Atkore International Group Inc. Stock Incentive Plan, incorporated by reference from Exhibit 10.15 to AIH’s Registration Statement on Form S-4 filed on June 3, 2011.

10.21†	Form of Employee Stock Option Agreement, incorporated by reference from Exhibit 10.16 to AIH’s Registration Statement on Form S-4 filed on June 3, 2011.

10.22†	Form of Employee Stock Subscription Agreement (Purchased Shares), incorporated by reference from Exhibit 10.17 to AIH’s Registration Statement on Form S-4 filed on June 3, 2011.

10.23†**	2015 Annual Incentive Plan terms.

10.24.1†**	Form of Award Letter under 2015 Annual Incentive Plan.

10.24.2†**	Form of Award Letter under 2015 Annual Incentive Plan (Business Unit President).

10.25†**	Form of Director Indemnification Agreement.

10.26†**	Atkore International Group Inc. Annual Incentive Plan.

10.27†**	Atkore International Group Inc. 2016 Omnibus Incentive Plan.

10.28.1†**	Form of Employee Stock Option Agreement under the 2016 Omnibus Incentive Plan.

10.28.2†**	Form of Employee Restricted Stock Agreement under the 2016 Omnibus Incentive Plan.

10.29†**	Atkore International Group Inc. Non-Employee Director Compensation Program.

10.30†**	Form of Director Restricted Stock Unit Agreement under the 2016 Omnibus Equity Incentive Plan.

10.31	Indemnification Agreement, dated as of December 22, 2010 among Atkore International Group Inc., Atkore International Holdings Inc., Atkore International Inc., CD&R Allied Holdings, L.P., Clayton, Dubilier & Rice Fund VIII, L.P., CD&R Friends & Family Fund VIII, L.P., CD&R Allied Advisor Co-Investor, L.P., Clayton, Dubilier & Rice, Inc. and Clayton, Dubilier & Rice, LLC, incorporated by reference from Exhibit 10.4 to AIH’s Registration Statement on Form S-4 filed on June 3, 2011.

10.32	Indemnification Agreement, dated as of December 22, 2010 among Atkore International Group Inc., Atkore International Holdings Inc., Atkore International Inc., Tyco International Ltd., Tyco International Holding S.à.r.l. and Tyco International Management Company, LLC, incorporated by reference from Exhibit 10.5 to AIH’s Registration Statement on Form S-4 filed on June 3, 2011.

10.32.1	Consulting Agreement, dated December 22, 2010 by and between Atkore International Group Inc., Atkore International Holdings Inc., Atkore International Inc. and Clayton, Dubilier & Rice, LLC, incorporated by reference from Exhibit 10.2 to AIH’s Registration Statement on Form S-4 filed on June 3, 2011.

10.32.2**	Side Letter, dated as of June 26, 2014, by and among Atkore International Group Inc., Atkore International Holdings Inc., Atkore International, Inc. and Clayton, Dubilier & Rice, LLC.

Exhibit Number	Exhibit Description

10.33	Consulting Agreement, dated December 22, 2010 by and between Atkore International Group Inc., Atkore International Holdings Inc., Atkore International Inc. and Tyco International Management Company, LLC, incorporated by reference from Exhibit 10.3 to AIH’s Registration Statement on Form S-4 filed on June 3, 2011.

10.33.1**	Termination Agreement, dated April 9, 2014, by and among Atkore International Group Inc., Atkore International Holdings Inc., Atkore International Inc., Tyco International Ltd., Tyco International holdings S.à.r.l., Tyco International Management Company, LLC and CD&R Allied Holdings, L.P.

10.34**	Form of Consulting Agreement Termination Agreement.

10.35**	Form of Stockholders Agreement.

10.36**	Form of Registration Rights Agreement.

21.1**	List of Subsidiaries of Atkore International Group Inc. as of March 25, 2016.

23.1*	Consent of Deloitte & Touche LLP.

23.2**	Consent of Rea & Associates, Inc.

23.3*	Consent of Debevoise & Plimpton LLP (included in Exhibit 5.1 hereto).

24.1**	Powers of Attorney (contained on signature pages to the Registration Statement on Form S-1).

*	Filed herewith.
†	Identifies each management contract or compensatory plan or arrangement.
**Previously	filed.